UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ABRAXAS PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ABRAXAS PETROLEUM CORPORATION

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

[MAIL DATE], 2022

Dear Stockholders:

You are invited to attend a Special Meeting of the Stockholders (the “Special Meeting”) of Abraxas Petroleum Corporation (the “Company”) to be held virtually on [MEETING DATE], 2022 at 9:00 a.m., Central Time. The Special Meeting will be held in a virtual-only format by live audio webcast. Instructions on how to virtually attend the Special Meeting are posted at www.proxydocs.com/AXAS.

Prior registration to attend the Special Meeting at www.proxydocs.com/AXAS is required by 5:00 p.m., Eastern Time, on [REGISTRATION DATE], 2022. Upon registering, you will receive further instructions via email, which will include unique links that will allow you access to the Special Meeting and will permit you to submit questions. We recommend that you log in at least fifteen minutes prior to the start of the Special Meeting. Technical support will be available during the meeting given its virtual format. Further details will be provided to stockholders as part of the registration confirmation.

At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an amendment to the Articles of Incorporation of the Company, as amended (such amendment, the “Increased Share Amendment”) to effect an increase in the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 20,000,000 shares to 150,000,000 shares. The proposal to consider and vote upon the Increased Share Amendment is explained in detail in the Notice of Special Meeting of Stockholders and Proxy Statement following this letter.

Proxy cards are being solicited on behalf of our Board of Directors.

Our Board of Directors recommends that you vote FOR the approval and adoption of the Increased Share Amendment of the Company’s Articles of Incorporation, as amended, in the form attached as Annex A to the Proxy Statement accompanying the attached Notice of Special Meeting of Stockholders.

Your vote is important. Regardless of whether you plan to virtually attend the Special Meeting, we hope you will read the Proxy Statement carefully and vote your shares by submitting your proxy as soon as possible by printing, signing, dating, and mailing your proxy card to the Company’s corporate office, located at the address set forth above, or by submitting your proxy by telephone or the Internet. Instructions regarding telephone and Internet voting are included on the proxy card or voting instruction form (or, if applicable, on your electronic delivery notice). Choosing one of these voting options ensures your representation at the Special Meeting.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow Sodali LLC, toll free at (800) 662-5200.

Thank you for your continued support of Abraxas Petroleum Corporation.

Robert L.G. Watson

President and Chief Executive officer

ABRAXAS PETROLEUM CORPORATION

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [MEETING DATE], 2022

To the Stockholders of Abraxas Petroleum Corporation:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Abraxas Petroleum Corporation (“Abraxas” or the “Company”) will be held in a virtual-only meeting format, by live audio webcast, on [MEETING DATE], 2022 at 9:00 a.m., Central Time.

The sole purpose of the Special Meeting is to approve and adopt an amendment to the Articles of Incorporation of the Company, as amended (the “Increased Share Amendment”) to effect an increase in the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 20,000,000 shares to 150,000,000 shares.

Your Board of Directors recommends that you vote FOR the approval and adoption of the Increased Share Amendment of the Company’s Articles of Incorporation, as amended, in the form attached as Annex A to the Proxy Statement accompanying this Notice of Special Meeting.

We invite you to attend and participate in the Special Meeting virtually. Instructions on how to attend the Special Meeting are posted at www.proxydocs.com/AXAS. Prior registration to attend the Special Meeting at www.proxydocs.com/AXAS is required by 5:00 p.m., Eastern Time, on [REGISTRATION DATE], 2022. Upon registering, you will receive further instructions via email, which will include unique links that will allow you access to the Special Meeting and will permit you to submit questions. Whether or not you expect to virtually attend the Special Meeting, we urge you to vote by telephone or the Internet as soon as possible, or by printing, signing, dating, and mailing your proxy card to the Company’s corporate office, located at the address set forth above. If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions provided to you by your broker, bank, or other nominee. You may revoke your proxy at any time prior to the Special Meeting, and, if you attend the virtual Special Meeting, you may vote your shares of Abraxas common stock or preferred stock electronically.

The Board of Directors has fixed the close of business on October 7, 2022 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. Only stockholders of record at the close of business on October 7, 2022 will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our corporate office, located at the address set forth above, for ten days prior to the Special Meeting. If you would like to review the stockholder list, please call our Investor Relations department at (210) 490-4788 to schedule an appointment or, in light of COVID‑19, make other arrangements to view the list.

All stockholders are cordially invited to attend the virtual Special Meeting. If you have any questions about the attached Proxy Statement or require assistance in voting your shares on the proxy card or voting instruction form, or need additional copies of the Company’s proxy materials, please contact the firm assisting us in the solicitation of proxies, Morrow Sodali LLC, toll free at (800) 662‑5200.

By Order of the Board of Directors, Robert L.G. Watson President and Chief Executive Officer

San Antonio, Texas

[MAILING DATE], 2022

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held [MEETING DATE], 2022:

This Proxy Statement is available at

www.proxydocs.com/AXAS,

which does not have “cookies” that identify visitors to the site.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

(203) 658-9400 (Call Collect)

or

Call Toll Free (800) 662-5200

TABLE OF CONTENTS

PROXY STATEMENT	1
Record Date; Shares Entitled To Vote; Quorum	2
Votes Required	2
Voting of Proxies	3
How to Vote By Proxy; Revocability of Proxies	4
Deadline for Voting by Proxy	4
Solicitation of Proxies	4
Important Information Regarding Delivery of Proxy Material	5
Full Set Deliver Option	5
Notice Only Option	5
Householding	5

PROPOSAL ONE – APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	6
General	6
Reasons for Increased Share Amendment	6
Dilutive Effects of Increase	7
Interest of Persons in Matters to be Acted Upon	8
Effectiveness of the Increased Shares Amendment	8
Appraisal Rights	9
Votes Required	9

BENEFICIAL OWNERSHIP OF COMPANY CAPITAL STOCK BY DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS	10

OTHER MATTERS	10

WHERE YOU CAN FIND ADDITIONAL INFORMATION	11

ABRAXAS PETROLEUM CORPORATION

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

PROXY STATEMENT

On September 16, 2022, Abraxas Petroleum Corporation (“Abraxas” or the “Company”) filed a Current Report on Form 8‑K with the Securities and Exchange Commission (the “SEC”) to report that Biglari Holdings, Inc. (“Biglari Holdings”), an Indiana corporation with shares registered for trading on the New York Stock Exchange (“NYSE”), had acquired the 685,505 shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”), previously owned by AG Energy Funding, LLC (“AGEF”), and that AGEF assigned to Biglari Holdings, and Biglari Holdings assumed, all of AGEF’s rights, title, and interests in, and duties and obligations under that certain Exchange Agreement, dated as of January 3, 2022, between AGEF and the Company (the “January 2022 Exchange Agreement”), pursuant to a private transaction between AGEF and Biglari Holdings that occurred on September 14 2022 (such transaction, the “Private Sale”). The consummation of the Private Sale (including, without limitation, AGEF’s sale and assignment of the Preferred Shares and the Exchange Agreement to Biglari Holdings) was approved by Company’s board of directors (the “Board”) in all respects, including, without limitation, for all purposes under Sections 78.411 through 78.444 of the Nevada Revised Statutes. Biglari Holdings subsequently proposed, and the Company’s Board has approved, an exchange of the Preferred Shares acquired by Biglari Holdings in the Private Sale for the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”; such holders thereof, “Common Stockholders”), that will entitle Biglari Holdings to own 90,631,287 shares of Common Stock, which would represent an aggregate of 90% of the Company’s issued and outstanding Common Stock (such transaction, the “Exchange”; such shares of Common Stock, the “Exchange Shares”).

The Preferred Shares acquired by Biglari Holdings in the Private Sale and proposed to be exchanged for Common Stock have a face value of approximately $140,000,000, rank senior to and have first priority rights over Common Stockholders with respect to any distributions, dividends, or liquidation proceeds, and are entitled to receive initial and accreted preference amounts that Common Stockholders do not receive when the Company pays distributions or dividends, including a “Tier One” preferred return that holders of Preferred Shares are owed before any payment can be made to the Common Stockholders. Specifically, the Preferred Shares are entitled to any and all distributions from the Company until the distribution to the Preferred Shares total approximately $100,000,000, and thereafter, 95% of the amount distributed would be allocated and paid to holders of the Preferred Shares, and 5% would be allocated and paid to the holders of Common Stock until the Preferred Shares have received in the aggregate the “Accreted Preference Amount,” which is $137,101,000 plus 6% per annum “accretion,” compounded quarterly, from January 3, 2022, the date of issuance of the Preferred Shares. Once the Preferred Shares have received distributions from the Company equal to the Accreted Preference Amount, any subsequent distributions would be allocated and paid 75% to the Preferred Shares and 25% to the Common Stock. The Preferred shares also (i) have greater per-share voting power on matters presented to the stockholders by being able to cast 69 votes per Preferred Share held compared to one vote per share of Common Stock that Common Stockholders can cast; and (ii) vote as a separate class from the Common Stockholders on certain material actions proposed by the Company (including amending the Articles of Incorporation, as amended, or effecting a liquidation event), which the Company is prohibited from taking without approval from the holders of a majority of the voting power of the outstanding Preferred Shares even if the action is approved by a majority of the voting power of the Common Stockholders. If the Increased Share Amendment is approved and the Exchange is effected, Biglari Holdings will no longer be entitled to the rights and preferences attributable to Preferred Shares.

Currently, the Company’s Articles of Incorporation, as amended, authorize the Company to issue up to 20,000,000 shares of Common Stock. In order to effectuate the Exchange and to provide additional shares of Common Stock for possible future issuance, the Board is soliciting proxies to vote shares of Preferred Stock and Common Stock at a Special Meeting of Stockholders (the “Special Meeting”) for the purpose of approving and adopting an amendment to the Articles of Incorporation, as amended, to increase the Company’s authorized shares of Common Stock from 20,000,000 shares to 150,000,000 shares (the “Increased Share Amendment”), as attached to this Proxy Statement as Annex A (“Proposal 1”). Upon consummation of the Exchange, the Preferred Shares will be canceled and only Common Stock will remain outstanding.

The Special Meeting will be held at 9:00 a.m., Central Time, on [MEETING DATE], 2022, in a virtual‑only meeting format, by live audio webcast, and at any adjournment thereof. Instructions on how to attend the Special Meeting are posted at www.proxydocs.com/AXAS. Prior registration to attend the Special Meeting at www.proxydocs.com/AXAS is required by 5:00 p.m., Eastern Time, on [REGISTRATION DATE], 2022. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. For ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose relevant to the Special Meeting during regular business hours at the Company’s corporate office, located at the address set forth above. If you would like to review the stockholder list, please call our Investor Relations department at (210) 490-4788 to schedule an appointment or, in light of COVID-19, make other arrangements to view the list.

Record Date; Shares Entitled To Vote; Quorum

The Board has fixed the close of business on October 7, 2022, as the record date for Abraxas stockholders entitled to notice of and to vote at the Special Meeting. Holders of the Company’s Common Stock and Preferred Stock as of the record date are entitled to vote at the Special Meeting. As of the record date, there were 685,505 shares of Abraxas Preferred Stock outstanding, which are held by Biglari Holdings, and 10,070,143 shares of Abraxas Common Stock outstanding, which were held by approximately 115 holders of record. The shares of Preferred Stock vote together with the Common Stock as a single class, and each share of Preferred Stock entitles the holder thereof as of the record date to 69 votes, while each share of Common Stock entitles the holder thereof as of the record date to one vote. Accordingly, Biglari Holdings’ ownership of the Preferred Shares represents the right to vote approximately 82.5% of the total voting power of our capital stock.

The holders of a majority of the outstanding shares of Abraxas capital stock issued and entitled to vote at the Special Meeting must be present in person (including virtually) or by proxy to establish a quorum for business to be conducted at the Special Meeting. Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under NYSE rules. Non-routine matters include the amendment of a charter to increase the number of authorized shares, or a proposal considered to be related to a non-routine matter. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that stockholders provide their brokers with voting instructions.

Vote Required

With respect to Proposal 1, each share of our Preferred Stock entitles the holder thereof to 69 votes, and each share of our Common Stock entitles the holder thereof to one vote. The affirmative vote of a majority of the voting power of the Company’s outstanding voting capital stock is necessary for the approval and adoption of the Increased Share Amendment to increase the Company’s authorized number of shares of Common Stock. Abstentions and “broker non-votes” will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum, but they will not be treated as either votes cast in favor of Proposal 1 or against Proposal 1. However, because Proposal 1 requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of capital stock, abstentions and “broker non-votes” will have the same effect as a vote cast against such proposal.

If you sign and submit your proxy card or voting instruction form without specifying how you would like your shares voted, your broker will be unable to vote your shares with respect to Proposal 1.

The terms of the Preferred Stock grant the holders thereof a consent right to any amendment to the Company’s Articles of Incorporation. Biglari Holdings has consented to the Increased Share Amendment.

The Board recommends a vote “FOR” Proposal 1, the approval and adoption of the Increased Share Amendment to the Articles of Incorporation of the Company, as amended, as attached to this Proxy Statement as Annex A.

Voting of Proxies

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following three methods:

•	Vote by Internet, by going to the web address www.proxyvoting.com/axas and following the instructions for Internet voting shown on the proxy card.

•	Vote by Telephone, by dialing (800) 730-7360 and following the instructions for telephone voting shown on the proxy card.

•	Vote by Proxy Card, by printing, completing, signing, dating and mailing your proxy card to Abraxas’ corporate office. If you vote by Internet or telephone, please do not mail your proxy card.

The deadline for voting electronically through the Internet or by telephone is 11:59 p.m., Eastern Time, on [VOTING DEADLINE DATE].

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON (INCLUDING VIRTUALLY) AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. PLEASE SEE FURTHER INSTRUCTIONS BELOW.

The proxies identified on the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, your broker will be unable to vote your shares with respect to Proposal 1. The giving of a proxy will not affect your right to vote in person (including virtually) if you decide to attend the virtual Special Meeting.

Stockholder of Record. If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and these proxy materials and proxy card are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote your shares electronically at the virtual Special Meeting. Instructions on how to attend the Special Meeting are posted at www.proxydocs.com/AXAS. Prior registration to attend the Special Meeting at www.proxydocs.com/AXAS is required by 5:00 p.m., Eastern Time, on [REGISTRATION DATE], 2022. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Beneficial Holder. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials and proxy card are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting virtually. Instructions on how to attend the Special Meeting are posted at www.proxydocs.com/AXAS. Prior registration to attend the Special Meeting at www.proxydocs.com/AXAS is required by 5:00 p.m., Eastern Time, on [REGISTRATION DATE], 2022. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Additionally, since you are not the stockholder of record, in order to vote these shares electronically at the virtual Special Meeting you must obtain a legal proxy from your broker, bank or other nominee. Your broker, bank or other nominee will provide a voting form for your use that contains instructions on how to obtain a legal proxy from your broker, bank or other nominee. Once you have obtained the legal proxy, you must send a copy of the legal proxy to our tabulator Morrow Sodali LLC via e-mail at AXAS.proxy@client.morrowsodali.com prior to [REGISTRATION DATE], 2022. If you should have any questions, please call Morrow Sodali at 800-662-5200.

How to Vote By Proxy; Revocability of Proxies

To vote by proxy, you must print, mark, sign, date, and return the proxy card to Abraxas’ corporate office or vote electronically through the Internet or by telephone. If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions provided to you by your broker, bank, or other nominee. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted.

Whether you vote by telephone, the Internet or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•	submitting a new proxy card bearing a later date;

•	voting again by telephone or the Internet at a later time;

•	giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	attending the meeting and voting your shares in person (including virtually).

Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of a broker, bank or other nominee must bring a legal proxy from his, her or its broker, bank or other nominee to the meeting in order to vote in person (including virtually, following the instructions above).

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Special Meeting.

Solicitation of Proxies

The cost of soliciting proxies in the accompanying form will be borne by Abraxas. Proxies are being solicited by mail, telephone, fax, email, town hall meetings, press releases, press interviews and the Company’s Investor Relations website. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, at no additional expense to us, solicit proxies in person or by telephone. We have hired Morrow Sodali LLC to assist in the solicitation of proxies at a fee estimated not to exceed $8,000. In addition, we have agreed to reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

Important Information Regarding Delivery of Proxy Material

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, which we have elected to use for the Special Meeting, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

Notice Only Option

Under the notice only option, which we have elected NOT to use, a company must post all proxy materials on a publicly accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other matters:

•	information regarding the date and time of the Special Meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

In connection with the Special Meeting of Stockholders, Abraxas has elected to use the full delivery set option.

Householding

The Securities and Exchange Commission, or “SEC,” has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or, as applicable, a single copy of the Notice of Internet Availability. This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies and conservation of paper products. We have adopted this “householding” procedure.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice of Internet Availability or other proxy materials, you may:

•	send a written request to Investor Relations, Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258 or call (210) 490-4788, if you are a stockholder of record; or

•	notify your broker, if you hold your shares in street name.

You may also contact Investor Relations as described above if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

PROPOSAL ONE

APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

On September 23, 2022, the Board unanimously approved the Increased Share Amendment, which amended subparagraph (a) of Article Fourth of the Articles of Incorporation of Abraxas, as amended, which, subject to stockholder approval, will increase the number of shares of Common Stock that Abraxas is authorized to issue from 20,000,000 shares to 150,000,000 shares. Biglari Holdings also consented to the Increased Share Amendment. The proposed Increased Share Amendment would be effectuated by amending subparagraph (a) of Article Fourth to read, in its entirety, as follows:

(a) The total number of shares of all classes of stock which the corporation shall have authority to issue is (i) 150,000,000 shares with par value $.01 per share which are to be of a class designated “Common Stock” and (ii) 1,000,000 shares with par value $.01 per share which are to be of a class designated “Preferred Stock.” The shares of Common Stock shall not be entitled to cumulative voting and shall not have preemptive rights to subscribe for or to purchase any additional shares of the corporation’s capital stock.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because Common Stockholders have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current Common Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Increased Share Amendment.

Reasons For the Increased Share Amendment

On September 16, 2022, the Company filed a Current Report on Form 8‑K with the SEC to report that Biglari Holdings had acquired the 685,505 Preferred Shares that were previously owned by AGEF pursuant to the Private Sale between AGEF and Biglari Holdings. As a result of the Private Sale, Biglari Holdings became the Company’s controlling stockholder. Subsequently, Biglari Holdings proposed, and the Board approved, an Exchange of Biglari Holdings’ Preferred Shares for Common Stock, equal to 90,631,287 of shares of the Company’s Common Stock, which would entitle Biglari Holdings to own an aggregate of 90% of the Company’s total issued and outstanding Common Stock.

The Preferred Shares acquired by Biglari Holdings in the Private Sale and proposed to be exchanged for Common Stock have a face value of approximately $140,000,000, rank senior to and have first priority rights over Common Stockholders with respect to any distributions, dividends, or liquidation proceeds, and are entitled to receive initial and accreted preference amounts that Common Stockholders do not receive when the Company pays distributions or dividends, including a “Tier One” preferred return that holders of Preferred Shares are owed before any payment can be made to the Common Stockholders. Specifically, the Preferred Shares are entitled to any and all distributions from the Company until the distribution to the Preferred Shares total approximately $100,000,000, and thereafter, 95% of the amount distributed would be allocated and paid to holders of the Preferred Shares, and 5% would be allocated and paid to the holders of Common Stock until the Preferred Shares have received in the aggregate the “Accreted Preference Amount,” which is $137,101,000 plus 6% per annum “accretion,” compounded quarterly, from January 3, 2022, the date of issuance of the Preferred Shares. Once the Preferred Shares have received distributions from the Company equal to the Accreted Preference Amount, any subsequent distributions would be allocated and paid 75% to the Preferred Shares and 25% to the Common Stock. The Preferred shares also (i) have greater per-share voting power on matters presented to the stockholders by being able to cast 69 votes per Preferred Share held compared to one vote per share of Common Stock that Common Stockholders can cast; and (ii) vote as a separate class from the Common Stockholders on certain material actions proposed by the Company (including amending the Articles of Incorporation, as amended, or effecting a liquidation event), which the Company is prohibited from taking without approval from the holders of a majority of the voting power of the outstanding Preferred Shares even if the action is approved by a majority of the voting power of the Common Stockholders. If the Increased Share Amendment is approved and the Exchange is effected, Biglari Holdings will no longer be entitled to the rights and preferences attributable to Preferred Shares.

Currently, the Company’s Articles of Incorporation, as amended, authorize the Company to issue up to 20,000,000 shares of Common Stock. In order to effectuate the Exchange and to enable the Company’s issuance of the Exchange Shares to Biglari Holdings, the Board has determined that it is necessary for the Company to increase the number of authorized shares of Common Stock to ensure that the Company has adequate shares of Common Stock to issue the Exchange Shares to Biglari Holdings.

Subject to stockholder approval of the Increased Share Amendment in order to increase the number of shares of Common Stock that the Company is authorized to issue, the Company and Biglari Holdings will carry out the Exchange according to the terms of an Exchange Agreement between the parties dated September [●], 2022 (the “Exchange Agreement”). The Exchange Agreement provides for the transfer by Biglari Holdings, and the acquisition by the Company, of the 685,505 Preferred Shares that Biglari Holdings currently owns in exchange for the issuance by the Company, and the acceptance by Biglari Holdings, of 90,631,287 fully paid and non-assessable shares of the Company’s Common Stock, representing 90% of the outstanding Common Stock.

Effective upon the Exchange, the Preferred Shares that are currently outstanding and the Preferred Stock Certificate of Designation setting forth the terms of the Series A Preferred Stock will be canceled by the Company so that only Common Stock will be outstanding. Following the Exchange, Biglari Holdings will own 90% of the outstanding Common Stock.

Except for the foregoing, the Company has no obligation to issue such additional shares of Common Stock, and, other than the Exchange, there are no plans, proposals, or arrangements currently contemplated by the Company that would involve the issuance of the additional shares of Common Stock to acquire another company or its assets, or for any other corporate purpose.

In approving the Exchange, the Board considered several factors, including: (1) the magnitude of the current distribution preference of the Preferred Stock over the Common Stock; (2) the voting rights of the Preferred Stock and the modest incremental additional voting rights requested by Biglari Holdings as a condition to the Exchange; (3) the simplification of the Company’s capital structure, (4) the financial strength of Biglari Holdings; and (5) the commitment of Biglari Holdings to remain as a long-term owner of the business.

Dilutive Effects of Increase

Although the increase in the authorized number of shares of Common Stock pursuant to the Increased Share Amendment will not, in and of itself, have any immediate effect on the rights of our stockholders, the subsequent issuance of the Exchange Shares from the Company to Biglari Holdings could affect our stockholders in a number of respects, including by diluting the voting power of our current Common Stockholders and by diluting the earnings per share and book value per share of outstanding shares of our Common Stock at such time. Upon the consummation of the Exchange, Biglari Holdings will own 90% of the Company’s outstanding capital stock (and thus 90% of the voting power of the Common Stock), as compared to approximately 82.5% of the voting power that Biglari Holdings currently owns. Once the Increased Share Amendment is effective, the Board will have the authority to issue any remaining authorized shares of Common Stock without requiring any further approval from our Common Stockholders. The issuance of additional shares of Common Stock could adversely affect the market price of our Common Stock.

Approving the Increased Share Amendment will change the number of authorized shares of Common Stock but will not result in any change to (i) the Company’s business, assets, liabilities, or net worth (other than as a result of the costs incident to the Increased Share Amendment, which is immaterial), (ii) the rights of the existing Common Stockholders, or (iii) the rights and preferences of the Common Stock currently outstanding. However, the issuance of additional shares of Common Stock for purposes of effectuating the Exchange and delivering the Exchange Shares to Biglari Holdings will result in dilution to our existing stockholders.

The Company is subject to Sections 78.411 through 78.444 of the Nevada Revised Statutes (commonly referred to as the “Nevada Business Combinations Act”). Section 78.438 of the Nevada Business Combinations Act generally prohibits a Nevada corporation from engaging in any business combination with any “interested stockholder” (any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons) for a period of two (2) years following the date that the stockholder first became an interested stockholder, unless (i) the board of directors of the corporation approved either the business combination or the transaction by which the stockholder first became an interested stockholder before the stockholder first became an interested stockholder; or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the corporation, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. Section 78.439 of the Nevada Business Combinations Act provides that a Nevada corporation is generally prohibited from engaging in any combination with an interested stockholder after the expiration of the two-year period following the date that the stockholder first became an interested stockholder unless (i) the board of directors of the corporation approved either the business combination or the transaction by which the stockholder first became an interested stockholder before the stockholder first became an interested stockholder, (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (iii) the combination in question meets certain criteria set forth in the Nevada Business Combinations Act.

Prior to the consummation of the Private Sale, the Board unanimously approved the consummation of the Private Sale (including, without limitation, AGEF’s sale and assignment of the Preferred Shares and the Exchange Agreement to Biglari Holdings) in all respects, including, without limitation, for all purposes under Nevada Business Combinations Act. Accordingly, to the extent that the Private Sale constitutes a transaction by which Biglari Holdings first became an “interested stockholder” within the meaning of Sections 78.438 or 78.439 of the Nevada Business Combinations Act, such transaction has been approved by the Board as permitted by Sections 78.438 and 78.439 of the Nevada Business Combinations Act and no further approvals of Board or the Company’s stockholders will be required under the Nevada Business Combinations Act in order for the Company to consummate the Exchange and issue the Exchange Shares to Biglari Holdings or to engage any other business combinations with Biglari Holdings.

Interest of Persons in Matters to Be Acted Upon

As previously reported in our Current Report on Form 8-K filed with the SEC on September 16, 2022, in connection with the Private Sale of Preferred Shares from AGEF to Biglari Holdings and the resulting change in control of the Company, the Board voted to appoint Messrs. Sardar Biglari, Philip Cooley, and Bruce Lewis as members of the Board to fill vacancies created by the resignations of three former Board members, which became effective on September 14, 2022. All three of the Company’s new directors are officers and directors of Biglari Holdings. Accordingly, Messrs. Biglari, Cooley, and Lewis have a material interest in the approval of the Increased Share Amendment in that it will enable the Company to consummate the Exchange and issue the Exchange Shares to Biglari Holdings. Each of Messrs. Biglari, Cooley, and Lewis abstained from voting at the meeting of the Board whereby the remaining members of the Board unanimously approved the Increased Share Amendment.

Effectiveness of the Increased Share Amendment

The proposed Increased Share Amendment will become effective at such time as the Secretary of State of the State of Nevada accepts the Company’s filing of the applicable Certificate of Amendment to the Company’s Articles of Incorporation, as amended. Such filing is expected to occur promptly after stockholder approval of this proposal.

If this proposal is not approved, our Articles of Incorporation, as amended, would remain unchanged and the number of authorized shares of Common Stock would remain 20,000,000 shares, and the Company would be unable to complete the Exchange contemplated by the Exchange Agreement. Biglari Holdings would remain the owner of the Preferred Shares and would continue to have all of the rights and preferences attributable to the Preferred Shares, as set out in the Certificate of Designation of Series A Preferred Stock on file with the Nevada Secretary of State.

Other than as described herein, the proposed Increased Share Amendment would effect no other changes to our Articles of Incorporation, as amended.

Appraisal Rights

Pursuant to the Nevada Revised Statutes, stockholders are not entitled to appraisal rights with respect to the proposal brought before the Special Meeting.

Vote Required

Assuming the presence of a quorum, the Increased Share Amendment to increase the Company’s authorized shares of Common Stock from 20,000,000 shares to 150,000,000 shares (Proposal 1) requires the affirmative vote of a majority of the voting power of the Company’s outstanding shares of voting stock. Holders of our Preferred Stock and of our Common Stock as of the record date are entitled to vote at the Special Meeting. As of the record date, there were 685,505 shares of Preferred Stock outstanding, which were held by Biglari Holdings, and 10,070,143 shares of Common Stock outstanding, which were held by approximately 115 holders of record. The shares of Preferred Stock vote together with the Common Stock as a single class, and each share of Preferred Stock entitles the holder thereof as of the record date to 69 votes, while each share of Common Stock entitles the holder thereof as of the record date to one vote. Accordingly, Biglari Holdings holds shares of Preferred Stock representing the right to vote approximately 82.5% of the total voting power of the capital stock issued and entitled to vote at the Special Meeting and intends to vote FOR Proposal 1.

The enclosed form of proxy provides a means for stockholders to vote for the approval of the Increased Share Amendment, to vote against it, or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, the stockholder’s broker will be unable to vote the stockholder’s shares with respect to Proposal 1. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions as to this proposal will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of the holders of a majority of the outstanding shares, abstentions will have the same effect as a vote against the proposal.

The Board recommends a vote “FOR” the approval of the Increased Share Amendment.

BENEFICIAL OWNERSHIP OF COMPANY CAPITAL STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 21, 2022, certain information regarding the beneficial ownership of the Company’s Common Stock and Series A Preferred Stock outstanding by: (i) each of our directors, (ii) each of our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K); (iii) our current Named Executive Officers and Directors as a group; and (iv) each person known to us to own or control 5% or more of our outstanding capital stock. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned.

Name of Beneficial Owner	Number of Shares(1)		Percentage of Capital Stock (%)
Directors and Executive Officers:
Robert L.G. Watson	594,810	(2)	1.04%
Steven P. Harris	172,823	(3)	*
Peter A. Bommer	199,987	(4)	*
Tod A. Clarke	178,983	(5)	*
Kenneth W. Johnson	200,745	(6)	*
G. William Krog, Jr.	155,979	(7)	*
Brian L. Melton	52,176		*
Sardar Biglari	—	(8)	*
Philip Cooley	—	(9)	*
Bruce Lewis	—	(10)	*
All Officers and Directors as a Group (10 persons)	1,555,503		2.71%

Five Percent Holders:
Biglari Holdings, Inc.	685,505	(11)	82.45%
	5	(12)	*

*	Less than 1%
(1)	Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2)	Includes 13,966 shares in a retirement account.
(3)

In connection with the Private Sale between AGEF and Biglari Holdings and the resulting change in control of the Company, Mr. Harris will no longer serve as an officer of the Company, effective September 30, 2022.

(4)	Includes 4,097 shares in a retirement account.
(5)	Includes 3,696 shares in a retirement account.
(6)	Includes 3,765 shares in a retirement account.
(7)	Includes 3,663 shares in a retirement account.
(8)	Mr. Biglari joined the Abraxas Board on September 14, 2022.
(9)	Mr. Cooley joined the Abraxas Board on September 14, 2022.
(10)	Mr. Lewis joined the Abraxas Board on September 14, 2022.
(11)

The address for Biglari Holdings is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. Biglari Holding owns all 685,505 shares of our issued and outstanding Preferred Stock. Our Preferred Stock votes together with the Common Stock as a single class, and each share of Preferred Stock entitles the holder thereof to 69 votes, while each share of Common Stock entitles the holder thereof to one vote. Accordingly, Biglari Holdings Inc. holds shares of Preferred Stock representing the right to vote approximately 82.5% of the total voting power of our capital stock.

(12)	These shares are held by The Lion Fund, an affiliate of Biglari Holdings, Inc.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any other matter for action at the Special Meeting other than as set forth in the Notice of Special Meeting and this Proxy Statement. If any other matters properly come before the Special Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy card.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference into this Proxy Statement is considered part of this Proxy Statement. This Proxy Statement incorporates by reference our Current Report on Form 8-K, filed with the SEC on September 16, 2022.

By Order of the Board of Directors,

Robert L.G. Watson

President and Chief Executive Officer

San Antonio, Texas

September [●], 2022

[MAILING DATE], 2022

Special Meeting of Abraxas Petroleum Corporation

to be held on [DAY], [MEETING DATE], 2022

for Holders of Record as of October 7, 2022

This Proxy is Being Solicited on behalf of the Board of Directors.

The undersigned stockholder of Abraxas Petroleum Corporation (the “Company”), hereby appoints Robert L.G. Watson and G. William Krog, Jr., and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorizes them to represent and to vote, as instructed on the reverse side, all the shares of Abraxas Common Stock or Preferred Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on [MEETING DATE], in a virtual-only meeting format, by live audio webcast (please visit www.proxydocs.com/AXAS for more details and to register to attend the meeting) and any adjournment thereof, with all powers which the undersigned would possess if personally present, conferring authority upon such proxies to vote in their discretion on such other matters or postponement as may properly come before the meeting. This Proxy revokes any proxy heretofore given with respect to the Special Meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of Abraxas dated [MAILING DATE], 2022.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

▲TO VOTE BY MAIL, PLEASE DETACH HERE ▲

☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. .

(1)	To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the Company’s authorized shares of Common Stock from 20,000,000 shares to 150,000,000 shares.	☐	☐	☐

Authorized Signatures-This section must be completed for your instructions to be executed.

Date:	2022

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

▲TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET:	The web address is www.proxyvoting.com/axas. You will be asked to enter a CONTROL NUMBER, which is located in the lower right hand corner of this form.

VOTE BY PHONE:         You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call ♦ ♦ Toll Free ♦ ♦ On a Touch-Tone Telephone

1-800-730-7360

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review the proposal and select a voting choice before you submit your proxy.

OPTION B:

If you prefer not to select a voting choice with respect to the proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

THANK YOU FOR VOTING.

CONTROL NUMBER for Telephone/Internet Voting